Westwood Holdings Group, Inc. Reports Second Quarter 2018 Results
Westwood SmallCap Value Strategy Selected for Inclusion in New Morningstar U.S. Equity Fund

Dallas, TX, July 25, 2018 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2018 earnings. Highlights from the quarter include:

•	Revenues of $32.8 million compared with $33.8 million in last year's second quarter and $33.6 million in this year's first quarter.

•	Our SmallCap strategy was selected to participate in the Morningstar U.S. Equity Fund.

•	Our LargeCap Value strategy beat its primary benchmark for the sixth quarter in a row and has remained a fixture in the top decile peer ranking since its inception.

•	We welcomed Steve Paddon as our new Head of Institutional Sales.

•	At quarter-end, Westwood had $108.8 million in cash and short-term investments, stockholders’ equity of $161.1 million, and no debt.

Revenues of $32.8 million decreased $1.0 million from last year's second quarter and $0.8 million from this year's first quarter primarily due to lower average assets under management as a result of net outflows and the sale of the Omaha-based component of our Private Wealth business. These decreases were partially offset by this quarter's $1.6 million in performance-based fees versus $1.0 million earned in last year's second quarter and $1.3 million reported in the first quarter.

Assets under management at June 30, 2018 totaled $21.6 billion compared to $22.6 billion at both June 30, 2017 and March 31, 2018.

Second quarter net income of $8.0 million compared with $6.9 million in last year's second quarter. The current quarter benefited from higher performance-based fees, reductions in compensation following the sale of the Omaha-based component of our Private Wealth business, reductions in short- and long-term incentive compensation, higher foreign currency transaction gains and a lower U.S. corporate income tax rate due to tax reform. These benefits were partially offset by lower asset-based fees and higher information technology implementation costs as we continue to invest in our technology infrastructure. Diluted earnings per share of $0.94 in the second quarter of 2018 compared to $0.83 in the second quarter of 2017. Non-GAAP Economic Earnings increased from $11.7 million, or $1.41 per share, in 2017's second quarter, to $12.2 million, or $1.43 per share, in the second quarter of 2018.

Second quarter net income of $8.0 million was essentially flat with first quarter net income. The current quarter benefited from lower employee compensation and benefits due to seasonal differences, while the first quarter benefited from higher asset-based fees and foreign currency transaction gains. Diluted earnings per share for the second quarter of $0.94 compared to $0.93 for the first quarter. Non-GAAP Economic Earnings of $12.2 million, or $1.43 per share, compared to $12.6 million, or $1.48 per share, in the first quarter.

Brian Casey, Westwood’s President & CEO, commented, "Market volatility continued during the second quarter as investors processed concerns over trade tariffs and their effects on U.S. and global growth. Consistent with our focus on high quality companies, we continue to monitor absolute risk in our portfolios in order to protect client capital during periods of volatility. Within our private wealth business, we continue to expand our financial planning and service offerings. We were excited to introduce two private equity offerings which have been well received by our clients and prospects. Lastly, we are proud to announce that we have become a signatory of the United Nations Principles for Responsible Investment (PRI). Our focus on transparency, corporate governance, life principles, ethical conduct and giving back to our communities has long been central to how we at Westwood conduct ourselves both personally and professionally."

Westwood’s Board of Directors declared a quarterly cash dividend of $0.68 per common share, payable on October 1, 2018 to stockholders of record on September 7, 2018.

Economic Earnings and Economic Earnings per Share ("Economic EPS") are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss second quarter 2018 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through August 1, 2018 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 6692248.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm has $21.6 billion in assets under management, of which $3.4 billion are in values-based and socially responsible investment mandates as of June 30, 2018. Westwood offers a range of investment strategies including U.S. equities, Multi-Asset, Global and Emerging Markets equities, Global Convertible securities and Master Limited Partnerships (MLPs) portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Texas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management includes investments in foreign companies; our ability to develop and market new investment strategies successfully; our reputation and relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to maintain effective cyber security; our ability to identify and execute on our strategic initiatives; our ability to select and oversee third-party vendors; our ability to maintain effective information systems; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s Securities and Exchange Commission filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2017 and its quarterly report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
REVENUES:
Advisory fees:
Asset-based	$23,473	$24,483	$24,496
Performance-based	1,649	1,335	1,031
Trust fees	7,465	7,609	7,917
Other, net	173	140	312
Total revenues	32,760	33,567	33,756
EXPENSES:
Employee compensation and benefits	14,654	17,759	15,557
Sales and marketing	409	443	513
Westwood mutual funds	1,002	985	909
Information technology	2,383	2,038	1,883
Professional services	1,277	1,028	1,318
General and administrative	2,099	1,351	2,993
Total expenses	21,824	23,604	23,173
Net operating income	10,936	9,963	10,583
Gain on sale of operations	—	524	—
Income before income taxes	10,936	10,487	10,583
Provision for income taxes	2,944	2,509	3,687
Net income	$7,992	$7,978	$6,896
Other comprehensive income (loss):
Foreign currency translation adjustments	(479)	(1,199)	934
Total comprehensive income	$7,513	$6,779	$7,830

Earnings per share:
Basic	$0.95	$0.96	$0.84
Diluted	$0.94	$0.93	$0.83

Weighted average shares outstanding:
Basic	8,399,148	8,270,793	8,167,277
Diluted	8,543,353	8,539,545	8,316,508

Economic Earnings	$12,245	$12,642	$11,710
Economic EPS	$1.43	$1.48	$1.41

Dividends declared per share	$0.68	$0.68	$0.62

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended June 30,
	2018	2017
REVENUES:
Advisory fees:
Asset-based	$47,956	$48,285
Performance-based	2,984	1,417
Trust fees	15,074	15,712
Other, net	313	965
Total revenues	66,327	66,379
EXPENSES:
Employee compensation and benefits	32,413	33,274
Sales and marketing	852	990
Westwood mutual funds	1,987	1,772
Information technology	4,421	3,639
Professional services	2,305	2,814
General and administrative	3,450	5,537
Total expenses	45,428	48,026
Net operating income	20,899	18,353
Gain on sale of operations	524	—
Income before income taxes	21,423	18,353
Provision for income taxes	5,453	5,393
Net income	$15,970	$12,960
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,678)	1,141
Total comprehensive income	$14,292	$14,101

Earnings per share:
Basic	$1.92	$1.60
Diluted	$1.87	$1.56

Weighted average shares outstanding:	8,336,923	8,118,327
Basic	8,543,401	8,315,722
Diluted

Economic Earnings	$24,887	$22,318
Economic EPS	$2.91	$2.68

Dividends declared per share	$1.36	$1.24

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$47,301	$54,249
Accounts receivable	22,903	21,660
Investments, at fair value	61,513	51,324
Prepaid income taxes	—	4,269
Other current assets	1,853	6,612
Total current assets	133,570	138,114
Investments	5,000	—
Goodwill	19,804	27,144
Deferred income taxes	5,007	3,407
Intangible assets, net	16,798	19,804
Property and equipment, net of accumulated depreciation of $6,055 and $5,673	4,088	4,190
Total assets	$184,267	$192,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,724	$3,501
Dividends payable	7,144	7,357
Compensation and benefits payable	9,000	19,075
Income taxes payable	1,232	1,598
Total current liabilities	20,100	31,531
Accrued dividends	1,116	1,717
Noncurrent income taxes payable	—	1,017
Deferred rent	1,910	1,998
Total liabilities	23,126	36,263

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,204,887 and outstanding 9,026,806 shares at June 30, 2018; issued 9,980,827 and outstanding 8,899,587 shares at December 31, 2017	102	100
Additional paid-in capital	187,367	179,241
Treasury stock, at cost - 1,178,081 shares at June 30, 2018; 1,081,240 shares at December 31, 2017	(55,201)	(49,788)
Accumulated other comprehensive loss	(3,442)	(1,764)
Retained earnings	32,315	28,607
Total stockholders’ equity	161,141	156,396
Total liabilities and stockholders’ equity	$184,267	$192,659

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,970	$12,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	434	479
Amortization of intangible assets	836	980
Unrealized (gains) losses on trading investments	256	(378)
Stock based compensation expense	7,963	8,065
Deferred income taxes	(1,631)	437
Gain on sale of operations	(524)	—
Changes in operating assets and liabilities:
Net sales (purchases) of investments- trading securities	(10,445)	11,198
Accounts receivable	(1,616)	531
Other current assets	4,637	455
Accounts payable and accrued liabilities	(442)	266
Compensation and benefits payable	(9,844)	(6,940)
Income taxes payable	2,881	(1,178)
Other liabilities	(74)	(53)
Net cash provided by operating activities	8,401	26,822
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(426)	(245)
Proceeds from Omaha divestiture	10,013	—
Purchases of investments	(5,000)	—
Net cash provided by (used in) investing activities	4,587	(245)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock under employee stock plans	(726)	(1,326)
Restricted stock returned for payment of taxes	(4,687)	(5,189)
Cash dividends	(13,075)	(11,674)
Net cash used in financing activities	(18,488)	(18,189)
Effect of currency rate changes on cash	(1,448)	1,076
NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,948)	9,464
Cash and cash equivalents, beginning of period	54,249	33,679
Cash and cash equivalents, end of period	$47,301	$43,143

Supplemental cash flow information:
Cash paid during the period for income taxes	$4,169	$5,539
Accrued dividends	$8,260	$7,760
Accrued purchase of property and equipment	$—	$52

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net Income	$7,992	$7,978	$6,896
Add: Stock based compensation expense	3,776	4,187	4,168
Add: Intangible amortization	418	418	490
Add: Tax benefit from goodwill amortization	59	59	156
Economic Earnings	$12,245	$12,642	$11,710

Diluted weighted average shares	8,543,353	8,539,545	8,316,508
Economic EPS	$1.43	$1.48	$1.41

	Six Months Ended June 30,
	2018	2017
Net Income	$15,970	$12,960
Add: Stock based compensation expense	7,963	8,065
Add: Intangible amortization	836	980
Add: Tax benefit from goodwill amortization	118	313
Economic Earnings	$24,887	$22,318

Diluted weighted average shares	8,543,401	8,315,722
Economic EPS	$2.91	$2.68

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.